UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2010

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01

Entry into a Material Definitive Agreement.

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation under an

Off-Balance Sheet Arrangement of a Registrant.

ITEM 9.01

   Financial Statements and Exhibits.

EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

EXHIBIT 99.2

Item 1.01

Entry into a Material Definitive Agreement

On November 1, 2010, Salem Communications Corporation (the “Company”) amended and increased its revolving credit facility pursuant to an Increase Joinder and an Amendment No. 1 and Waiver, respectively, to that certain Credit Agreement entered into as of December 1, 2009, among the Company, Bank of America, N.A., acting as Administrative Agent, Swing Line Lender and L/C Issuer (“Bank of America”), Banc of America Securities LLC, Joint Lead Arranger and Sole Book Manager; Barclays Capital, Joint Lead Arranger and Syndication Agent; Barclays Bank PLC, Lender; ING Capital LLC, Joint Lead Arranger, Documentation Agent and Lender (the “Credit Facility”).

Increase Joinder

The Company, Wells Fargo Bank, National Association (“Wells Fargo Bank”) (as the increase lender), and the guarantors party to the Credit Facility entered into an Increase Joinder as of November 1, 2010 (the “Joinder Agreement”).  The Joinder Agreement added Wells Fargo Bank as a lender under the Credit Facility on a pro rata basis with all existing lenders under the Credit Facility.  In addition, and subject to the Company’s satisfaction of certain post-closing mortgage and real estate related obligations as described therein, the Joinder Agreement increased the Credit Facility capacity by $10 million, from $30 million to $40 million, effective as of November 1, 2010.

Amendment No. 1 and Waiver

The Company, Bank of America and the lenders party thereto also entered into an Amendment No. 1 and Waiver of the Credit Facility dated as of November 1, 2010 (“Amendment No. 1”).  Among other things, Amendment No. 1 modifies certain definitions, conditions and prerequisites regarding the Company’s ability to: (a) declare and make pro rata dividends or redemptions of its common equity interests; and (b) make prepayments, redemptions, purchases, defeasances or other satisfactions prior to the scheduled maturity of the Company’s 9.625% Senior Secured Second Lien Notes due 2106 (the “Notes”).

As a result of Amendment No. 1, the Company’s ability to pay dividends or make prepayments on the Notes is now impacted by a determination of an “Available Amount” calculated as the Company’s “Levered Free Cash Flow” plus “Balance Sheet Liquidity” minus $10 million.  Amendment No. 1 also contains a lender’s waiver of a 10-day notice requirement contained in the Credit Facility in connection with the Company’s request for the increase implemented by the Joinder Agreement.

Prior to Amendment No. 1, the Company’s ability to pay dividends and redeem its equity interests was limited to $5 million per fiscal year subject to satisfaction of certain “Consolidated Leverage Ratio” benchmarks at the time of such declaration.  Amendment No. 1 now limits the Company’s ability to pay dividends and redeem its equity interests to the lesser of $5 million per fiscal year or the “Available Amount”.

Prior to Amendment No. 1, the Company’s ability to prepay or redeem the Notes was conditioned, among other things, upon there being no more than a $10 million revolving credit/swing line balance outstanding under the Credit Facility at the time of such prepayment or redemption.  Amendment No. 1 replaces this $10 million restriction with a requirement that the “Available Amount” be positive at the time of the notice of such prepayment or redemption.

A copy of each of the Joinder Agreement and Amendment No. 1, both dated as of November 1, 2010, are attached as Exhibit 99.1 and 99.2, respectively, to this Form 8-K. Reference is made to each of the Credit Facility, the Joinder Agreement, and Amendment No. 1, the text of each of which is incorporated herein by reference, for their complete terms. The foregoing descriptions of the Credit Facility, Joinder Agreement, and Amendment No. 1 are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on November 1, 2010, the Company entered into Amendment No. 1 and the Joinder Agreement, respectively, which modify the Company’s Credit Facility. The information included in Item 1.01 of this Report is incorporated herein by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

Item 9.01(d)     Exhibits.  The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
99.1

Increase Joinder dated as of November 1, 2010, among Salem Communications Corporation, Wells Fargo Bank, National Association, the Guarantors party thereto, and Bank of America, N.A., as Administrative Agent

99.2

Amendment No. 1 and Waiver to Credit Agreement dated as of November 1, 2010, among Salem Communications Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: November 4, 2010	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Increase Joinder dated as of November 1, 2010, among Salem Communications Corporation, Wells Fargo Bank, National Association, the Guarantors party thereto, and Bank of America, N.A., as Administrative Agent

99.2

Amendment No. 1 and Waiver to Credit Agreement dated as of November 1, 2010, among Salem Communications Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender party thereto